Exhibit 10.28.1
Third Point Reinsurance Ltd.
Schedule of Signatories to the Director and Officer Indemnification Agreement

J. Robert Bredahl
Nicholas J.D. Campbell
Christopher S. Coleman
Steven Elliot Fass
Rafe de la Gueronniere
Manoj K. Gupta
Mary R. Hennessy
Daniel V. Malloy
Neil McConachie
Jonathan Norton
Mark Parkin
Joshua L. Targoff
Janice R. Weidenborner